Global Self Storage Signs First Property for New Third-Party Management Platform

New York, NY – October 23, 2019 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, develops and redevelops self-storage properties, signed its first self storage client under its new third-party management platform.

The 134,318-leasable square foot property, which will be rebranded as “Global Self Storage,” is comprised of 618 climate-controlled and non-climate-controlled units located in Edmond, Oklahoma.

Global Self Storage’s experienced and dedicated industry professionals will provide the property owner a comprehensive solution that manages staff, budgets, billing, collections, auctions, rental-rate adjustments, digital marketing, insurance and maintenance — all designed to enhance the self-storage customer experience and maximize performance of the property.

“We look forward to providing a complete management solution with all the benefits of scale,” said Mark Winmill, CEO of Global Self Storage. “The self-storage owner chose us because of our peer-leading same-store revenue growth, as well as our ability to lower administrative costs and provide a trusted quality brand.”

“Our third-party management platform provides an additional revenue stream and helps expand our brand awareness, but also allows us to build a captive acquisition pipeline,” continued Winmill. “We are actively marketing our third-party management platform to developers, single-property self storage operators, and small-portfolio self storage operators, and we believe these discussions may lead to the addition of new properties to our portfolio in 2020.”

Over the last several years, Global Self Storage has been generating peer-leading same-store revenue growth as compared to other publicly traded self storage real estate investment trusts. Independent property owners seeking similar results are encouraged to contact the company at 866-536-SELF (7353) to learn more about the new third-party management platform and discover how it can help maximize the value of their storage business.

About Global Self Storage
Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, develops and redevelops self-storage properties. The company's self-storage properties are designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, it owns, manages, and operates 12 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. Follow Global Self Storage on Twitter, LinkedIn and Facebook.

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Contacts:
Global Self Storage
Mark C. Winmill, President and CEO
1 (212) 785-0900, ext. 201
mwinmill@globalselfstorage.us

CMA Investor Relations
Ron Both
Tel (949) 432-7566
SELF@cma.team